Third Quarter 2020 Investor Presentation October 28, 2020

Important Notices This presentation is issued by Annaly Capital Management, Inc. ("Annaly"), an internally-managed, publicly traded company that has elected to be taxed as a real estate investment trust for federal income tax purposes and is being furnished in connection with Annaly’s Third Quarter 2020 quarterly report. This presentation is provided for investors in Annaly for informational purposes only and is not an offer to sell, or a solicitation of an offer to buy, any security or instrument. Forward-Looking Statements This presentation, other written or oral communications, and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Such statements include those relating to the Company’s future performance, macro outlook, the interest rate and credit environments, tax reform and future opportunities. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, risks and uncertainties related to the COVID-19 pandemic, including as related to adverse economic conditions on real estate-related assets and financing conditions; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities (“MBS”) and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of the Company’s assets; changes in business conditions and the general economy; the Company’s ability to grow our commercial real estate business; the Company’s ability to grow its residential credit business; the Company’s ability to grow its middle market lending business; credit risks related to the Company’s investments in credit risk transfer securities, residential mortgage- backed securities and related residential mortgage credit assets, commercial real estate assets and corporate debt; risks related to investments in mortgage servicing rights; the Company’s ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting the Company’s business; the Company’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes; and the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. We routinely post important information for investors on our website, www.annaly.com. We intend to use this webpage as a means of disclosing material information, for complying with our disclosure obligations under Regulation FD and to post and update investor presentations and similar materials on a regular basis. Annaly encourages investors, analysts, the media and others interested in Annaly to monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations, webcasts and other information we post from time to time on our website. To sign-up for email-notifications, please visit the “Email Alerts” section of our website, www.annaly.com, under the “Investors” section and enter the required information to enable notifications. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document. Past performance is no guarantee of future results. There is no guarantee that any investment strategy referenced herein will work under all market conditions. Prior to making any investment decision, you should evaluate your ability to invest for the long-term, especially during periods of downturns in the market. You alone assume the responsibility of evaluating the merits and risks associated with any potential investment or investment strategy referenced herein. To the extent that this material contains reference to any past specific investment recommendations or strategies which were or would have been profitable to any person, it should not be assumed that recommendations made in the future will be profitable or will equal the performance of such past investment recommendations or strategies. The information contained herein is not intended to provide, and should not be relied upon for accounting, legal or tax advice or investment recommendations for Annaly or any of its affiliates. Regardless of source, information is believed to be reliable for purposes used herein, but Annaly makes no representation or warranty as to the accuracy or completeness thereof and does not take any responsibility for information obtained from sources outside of Annaly. Certain information contained in the presentation discusses general market activity, industry or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice. Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures, including core earnings excluding the premium amortization adjustment (“PAA”). We believe the non-GAAP financial measures are useful for management, investors, analysts, and other interested parties in evaluating our performance but should not be viewed in isolation and are not a substitute for financial measures computed in accordance with U.S. generally accepted accounting principles (“GAAP”). In addition, we may calculate our non-GAAP metrics, such as core earnings (excluding PAA), or the PAA, differently than our peers making comparative analysis difficult. Please see the section entitled “Non-GAAP Reconciliations” in the attached Appendix for a reconciliation to the most directly comparable GAAP financial measures. 2 © Copyright 2020 Annaly Capital Management, Inc. All rights reserved.

Recent Achievements and Performance Highlights Annaly’s portfolio delivered strong results as economy continued path to recovery . Core earnings (ex. PAA)* up 18.5% from the prior quarter Financial Performance . Book value up 3.7% from the prior quarter . Economic return of 6.3% for the third quarter Fortified our balance sheet by reducing leverage, increasing liquidity and diversifying financing . Cost of financing driven lower with average economic cost of interest bearing liabilities* declining 36bps to 0.93% Financing & . Economic leverage modestly reduced to 6.2x from 6.4x in the prior quarter Liquidity . $8.8 billion of unencumbered assets, including cash and unencumbered Agency MBS of $6.9 billion . Completed two residential whole loan securitizations totaling $1.0 billion in the third quarter; over $5 billion aggregate issuance since the beginning of 2018(1) Portfolio continues to be well-positioned to generate attractive returns with strong focus on Agency MBS . $96 billion in highly liquid Agency MBS relatively unchanged, representing 94% of total assets(2) Portfolio . Credit businesses remain conservatively positioned and look to be opportunistic amidst steady improvement in deal flow and sector Performance activity . Total loan loss reserves (CECL and specific) declined by $22 million largely driven by a stronger economic forecast compared to the prior quarter (please see page 22 for details) Annaly continues to be a leader in corporate responsibility with a focus on driving shareholder value . Demonstrated improved cost efficiency metrics relative to the second quarter following the completion of the Internalization Shareholder Value . Published inaugural Corporate Responsibility Report on October 8, 2020, highlighting Annaly’s leadership across ESG practices and outlining future goals and commitments for Annaly’s five key ESG areas . Repurchased $209 million of common stock year-to-date(3) Source: Company filings. Financial data as of September 30, 2020, unless otherwise noted. * Represents a non-GAAP financial measure; see Appendix. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. 3 © Copyright 2020 Annaly Capital Management, Inc. All rights reserved.

Third Quarter 2020 Financial Highlights

Earnings & Book Value

Earnings per Share

GAAP	Core (ex. PAA)*
$0.70	$0.32

Book Value per Share

$8.70

Dividend per Share

$0.22

Dividend Yield[1]

12.4%

Net Interest Margin (ex. PAA)*



1.88%
2.05%
Q2 2020
Q3 2020

Investment Portfolio

Total Portfolio[2]

$102.7bn

Total Stockholders' Equity

$14.2bn

Capital Allocation[3]



Agency
80%
Credit
20%
AMML
9%
ARC
5%
ACREG
6%

Average Yield on Interest Earning Assets (ex. PAA)*



3.01%
2.86%
Q2 2020
Q3 2020

Financing, Liquidity & Hedging

Liquidity Position

$6.9bn of cash and unencumbered Agency MBS

$8.8bn of total unencumbered assets

Total Hedge Portfolio[4]

$42bn Hedge portfolio, increased from $35bn in Q2'20, given shifting composition of assets

Economic Leverage[5]



6.4x
6.2x
Q2 2020
Q3 2020

Hedge Ratio[6]



40%
48%
Q2 2020
Q3 2020

Average Economic Cost of Funds*[7]



1.29%
0.93%
Q2 2020
Q3 2020

Source: Company filings. Financial data as of September 30, 2020, unless otherwise noted. * Represents a non-GAAP financial measure; see Appendix.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY

© Copyright 2020 Annaly Capital Management, Inc. All rights reserved.

4

Annaly Publishes Inaugural Corporate Responsibility Report Subsequent to quarter end, Annaly published its inaugural Corporate Responsibility report for the year 2019 demonstrating the Company’s commitment to ESG best practices 2019 Corporate Responsibility Report Highlights . Introduces supplemental disclosures under the Sustainability Accounting Standards Board (“SASB”) and Global Reporting Initiative (“GRI”) frameworks . Outlines goals and commitments across Annaly’s five key ESG areas: 1− Corporate Governance: As a newly internally-managed company, provide greater transparency and disclosure around executive compensation; continue to seek out highly qualified Board candidates of diverse gender and race 2− Human Capital: Advance our Diversity and Inclusion efforts with a focus on three areas: employee experience, workplace practices and community engagement; provide targeted training and development opportunities to maximize performance, enable upward mobility and increase employee engagement 3− Responsible Investments: Further integrate the consideration of financially relevant ESG factors into our investment and portfolio management processes 4− Risk Management: Continue to enhance our risk governance and controls while remaining adaptive to changing strategic business objectives and environments 5− Environment: Track our energy consumption and greenhouse gas emissions and look for ways to reduce our environmental footprint at our headquarters Note: To access the full 2019 Corporate Responsibility Report, please visit www.annaly.com/our-responsibility. 5 © Copyright 2020 Annaly Capital Management, Inc. All rights reserved.

Market Environment

The Macroeconomic State of Affairs

U.S. economic output recovered at faster than anticipated rates in the third quarter but with headwinds on the horizon, Annaly remains conservatively positioned to withstand volatility

Domestic economic impact of COVID-19

- U.S. economy recovered faster than originally anticipated, seen for example in the 3.2 percentage point decline in the unemployment rate to 7.9% in September
- However, the path of the remaining recovery hinges on virus developments, as many sectors will not fully recover until a vaccine is available
- Expiration of the CARES Act stimulus has created a near term headwind that threatens to stall the economic recovery
- Monetary policy continues to be very supportive of financial conditions and the economic recovery; the Fed stands ready to do more if necessary
- Fed policy shift announced in August suggests a sustained period of accommodation, even if the labor market recovers and inflation exceeds targets
- Timing of any additional fiscal stimulus post election remains a potential driver of volatility

Personal incomes had been supported by unemployment benefits, an effect that is now fading, in turn providing a headwind to a continued rapid recovery...

Monthly Personal Income by Select Category, SAAR $ trillion[1]



$11.0
$10.0
$9.0
$8.0
Jan '19
Feb '19
Mar '19
Apr '19
May '19
Jun '19
Jul '19
Aug '19
Sep '19
Oct '19
Nov '19
Dec '19
Jan '20
Feb '20
Mar '20
Apr '20
May '20
Jun '20
Jul '20
Aug '20
Wages
Unemployment Benefits

... a fact that is amplified by an anticipated slower recovery in the unemployment rate in coming months[2]

U.S. Unemployment Rate, %



Forecast[3]
12.0%
7.0%
2.0%
2015
2016
2017
2018
2019
2020
2021
2022

Goods consumption has rebounded much faster than services, leaving uncertainty for labor markets and other sectors of the economy in the near term

Personal Consumption by Product Type, Index (2019 Avg =100)[4]



115
95
75
113
104
95
01/01/18
05/01/18
09/01/18
01/01/19
05/01/19
09/01/19
01/01/20
05/01/20
09/01/20
Durable Goods
Non-durable Goods
Services

Note: Data as of October 15, 2020. For source information, please refer to the endnotes included at the end of this presentation.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY®

© Copyright 2020 Annaly Capital Management, Inc. All rights reserved.

7

Business Update

Annaly Investment Strategies

The **Annaly Agency Group** invests in Agency MBS collateralized by residential mortgages which are guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae

Assets[1]	$96.3bn
Capital[2]	$11.3bn
Sector Rank[3]	#1/8
Strategy	Countercyclical / Defensive

The **Annaly Residential Credit Group** invests in Non-Agency residential mortgage assets within the securitized product and whole loan markets

Assets[1]	$1.9bn
Capital[2]	$0.7bn
Sector Rank[3]	#8/14
Strategy	Cyclical / Growth



Agency
Residential Credit
ANNALY
Assets: $102.7bn[1]
Stockholders' Equity:
$14.2bn
Commercial Real Estate
Middle Market Lending

Assets[1]	$2.5bn
Capital[2]	$0.8bn
Sector Rank[3]	#8/18
Strategy	Cyclical / Growth

The **Annaly Commercial Real Estate Group** originates and invests in commercial mortgage loans, securities and other commercial real estate debt and equity investments

Assets	$2.1bn
Capital[2]	$1.2bn
Sector Rank[3]	#11/39
Strategy	Non-Cyclical / Defensive

The **Annaly Middle Market Lending Group** provides financing to private equity backed middle market businesses, focusing primarily on senior debt within select industries

Represents credit business

Source: Bloomberg and Company filings. Financial data as of September 30, 2020. Market data as of October 15, 2020.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
© Copyright 2020 Annaly Capital Management, Inc. All rights reserved.
9

Agency | Business Update

Agency MBS sector benefits from strong technical factors, low interest rate volatility and stable funding, which have helped offset the negative headwind to the sector of continued elevated prepayment speeds

Strategic Approach

- Annaly's Agency Portfolio is made up of high quality and liquid securities, predominately specified pools, TBAs and derivatives
- Portfolio benefits from in-house proprietary analytics that identify emerging prepayment trends, important in higher refi environments
- Given the historic low rate environment, the portfolio strategy is focused on assets with durable cashflows, with an emphasis on specified pools and current coupon MBS, hedged against the tail risk of rates moving meaningfully higher
- Access to deep and varied financing sources, including traditional wholesale repo and proprietary broker-dealer repo

Market Trends

- The Agency MBS outlook remains constructive given expectations of continued Fed support, a positive carry profile and a muted volatility environment
- We expect speeds to remain elevated given the record low mortgage rate environment, strong housing market and capacity seen at the originators. Our portfolio strategy, which positions prepayment protected specified pools along with new production coupon MBS helps insulate us from elevated generic market prepayment trends
- MBS repo markets are liquid at low stable rates, as capacity remains ample given abundance of reserves in the system

Agency Portfolio Detail

Assets


NLY Specified Pools and TBA Holdings, %
Pools
TBA
100%
75%
50%
25%
0%
2017
2018
2019
2020

Hedges[1]


Agency Hedging Composition, %
Swaps
Swaptions
Futures
100%
75%
50%
25%
0%
2017
2018
2019
2020

Funding[2]


Agency Funding Composition, %
Within 30
30-120 days
Over 120
100%
75%
50%
25%
0%
2017
2018
2019
2020

Source: Company filings. Financial data as of September 30, 2020.
Note: Portfolio data as of quarter end for each respective period.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY

© Copyright 2020 Annaly Capital Management, Inc. All rights reserved.

10

Agency | Portfolio Summary

- Annaly Agency Portfolio: $96.3 billion in assets at the end of Q3 2020, unchanged from Q2 2020
- The portfolio mix continues to be predominantly concentrated in 30-year fixed rate securities
- Further shift down in coupon over the course of the quarter, with a reduction in 30-year 3.5% - 4.5% specified pools and a rotation into 30-year 2.5% pools and 1.5% - 2.0% TBAs
- Modest increase in the overall TBA position given the continued attractive financing conditions in the TBA Dollar Roll market
- The specified pool portfolio remains predominantly in pools with strong prepayment protection mitigating the effect of fast prepayment speeds and model uncertainty prevalent in the current historically low rate environment

Total Dedicated Capital: $11.3 billion(1)

Asset Type(1)



IO/IIO/CMO/MSR
1%
15yr
4%
20yr
3%
DUS
2%
ARM/HECM
<1%
30yr
90%

Pass Through Coupon Type(2)



15 & 20Yr:
7%
<=2.5%
3%
3.0%
2%
3.5%
1%
>=4.0%
1%
<=2.5%
25%
>=4.5%
19%
3.0%
9%
4.0%
20%
3.5%
20%
30Yr+:
93%

Portfolio Quality(3)



Generic
4%
40+ WALA
13%
High
Quality
44%
Moderate
Quality
39%

Note: Data as of September 30, 2020. Percentages based on fair market value and may not sum to 100% due to rounding.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY®

© Copyright 2020 Annaly Capital Management, Inc. All rights reserved.

11

Credit Businesses Well-Positioned Amidst Continued Economic Uncertainty

Annaly's credit businesses are relatively lower levered, with high quality portfolios that have positioned them well in the face of a potential slowdown in the economic recovery

Key Credit Characteristics

Residential Credit

5% of Capital[1]

Monthly D60+ in Securitization Market



30%
20%
10%
0%
Apr
May
Jun
Jul
Aug
Sep

Monthly Cure Rate in Securitizations[2]



75%
50%
25%
0%
Apr
May
Jun
Jul
Aug

OBX Exp[3] Non-QM Issuer[4] Prime Jumbo Issuer[4] Expanded Prime Issuer[4]

Commercial Real Estate

6% of Capital[1]

2018-2020 Originations, Weighted Avg. LTV[5]



68%
70%
64%
2018
2019
2020 YTD

2018-2020 Originations, Weighted Avg. Debt Yield[5]



8.3%
5.1%
6.9%
2018
2019
2020 YTD

Middle Market Lending

9% of Capital[1]

Average Borrower EBITDA, $ millions



$89
$100
At Close
LTM(6)

Average Borrower Fixed Charge Coverage Ratio



1.7x
1.9x
At Close
LTM(7)

Commentary

Residential Credit

- Our credit box focuses on borrowers who have substantial equity, bolstering the convexity of the loan portfolio and resulting in relatively lower delinquencies
- OBX securitizations have an above market cure rate relative to Non-QM and Jumbo securitization programs
- We are focused on the borrower and attempt to use all available loss mitigation strategies to derive successful outcomes

Commercial Real Estate

- Focus is on credit with achievable business plans and strong sponsorship
- Disciplined approach to underwriting with cash flows and appropriate deal level leverage
- Optimize financing with various financing sources to achieve durable levered yields

Middle Market Lending

- AMML lends to borrowers that we believe show predictable prospective EBITDA within select industries showing less macro correlation
- Stable free cash flows enable our borrowers to meaningfully de-lever typically within a year of closing
- These borrowers are also sponsored by high quality private equity firms with equity contributions of 37% on average[8]

Source: Company filings. Financial data as of September 30, 2020, unless otherwise noted.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY®

© Copyright 2020 Annaly Capital Management, Inc. All rights reserved.

12

Residential Credit | Business Update

Annaly's Residential Credit business continues to programmatically securitize and focus on the asset management of our underlying loans

Strategic Approach

- Programmatic securitization sponsor of new origination, residential whole loans with twelve deals comprising +$5 billion of issuance since the beginning of 2018
- Securitization program gives Annaly the ability to create proprietary investments tailored to desired credit preferences with control over diligence, origination partners, servicers and loss mitigation
- Nimble platform that can deploy capital across both the residential whole loan and the Non-Agency securities market depending on relative value
- Modest use of financial leverage with most positions already term financed through securitization

Market Trends

- Residential Credit assets have retraced almost all the widening experienced during March/April
- Non-Agency gross issuance stands at $78 billion year to date, 86% of the year-to-date totals from Q3 2019[1], but with a notable increase in securitization issuance quarter over quarter
- We securitized $1 billion in OBX expanded prime loans in Q3 2020
- The sector continues to be focused on forbearance resolution/default transitions, and delinquency trends are exhibiting curing both across the market and particularly within our portfolio

Portfolio Evolution[2]



Residential Credit Portfolio Evolution, %
100%
75%
50%
25%
0%
Q4 2015
Q4 2016
Q4 2017
Q4 2018
Q1
Q2
Q3
Q4
2019
Q1
Q2
Q3
2020
Whole Loans
Prime/Alt-A/Subprime
Prime Jumbo
NPL/RPL
CRT

Annaly Securitization History



Annaly Securitizations, $mm
$327
$383
$384
$394
$388
$384
$463
$465
$375
$468
$489
$515
Mar
Aug
Oct
2018
Jan
Apr
Jun
Jul
Oct
2019
Jan
Feb
Jul
Sep
2020
Investor
Expanded Prime
Seasoned ARMs

Source: Company filings and Wall Street Research. Financial data as of September 30, 2020, unless otherwise noted.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY

© Copyright 2020 Annaly Capital Management, Inc. All rights reserved.

13

Residential Credit | Portfolio Summary

- Annaly Residential Credit Portfolio: $1.9 billion in assets at the end of Q3 2020, down 28% from Q2 2020 driven by the $1.0 billion of securitizations completed during the quarter
  - The composition consists of a $1.7 billion securities portfolio and $153 million whole loan portfolio
- OBX 2020-EXP2 and OBX 2020-EXP3 priced during the third quarter backed by $489 million and $515 million of expanded prime loans, respectively
- We continue to form strategic relationships with originators and aggregators, focusing on expanded credit, new origination whole loans in order to maintain our securitization strategy
- 67% of our assets either have Investment Grade ratings or are from our own OBX securitization shelf, where we have greater control over the diligence and profile of the borrower

Total Dedicated Capital: $0.7 billion

Sector Type[(1)(2)]



Private Label CRT 1%
Agency CRT 21%
Prime 43%
Prime Jumbo IO <1%
WL 6%
Prime Jumbo 3%
RPL 15%
NPL <1%
Subprime 6%
Alt A 5%

Coupon Type[(1)]



ARM 7%
IO 5%
Fixed 46%
Floating 31%
Fixed Duration <2yrs 11%

Rating



Investment Grade 38%
Unrated 39%
Non-Investment Grade 23%

Note: Data as of September 30, 2020, unless otherwise noted. Portfolio statistics and percentages are based on fair market value and reflect economic interest in securitizations. Prime Jumbo and Prime classifications include the economic interest of certain positions that are classified as Residential Mortgage Loans within our Consolidated Financial Statements. Percentages may not sum to 100% due to rounding.

Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
© Copyright 2020 Annaly Capital Management, Inc. All rights reserved.
14

Commercial Real Estate | Business Update

Institutional commercial real estate platform with thoughtful and sustained exposure to investment options that span the capital structure

Strategic Approach

- Cautious approach to new investments; premium on cash flow and downside protection
- Dedicated senior investment professionals with broad direct sourcing capabilities across investment and property types, and spanning the capital structure
- Utilize credit intensive investment process and long-established relationships with top sponsors, major banks, leading national commercial brokerage firms and best-in-class operating partners
- Maintain a diversity of funding sources for optimal execution
- In-house asset management team focused on asset and portfolio performance through transaction vigilance, ongoing portfolio and asset oversight, and resolution surveillance and management

Market Trends

- Commercial property investment activity remains sharply lower with activity focused in high quality assets
- CRE financing market has resumed activity in all major sectors except for hotels, retail and urban-dense markets with warehouse repo financing spreads continuing to show improvement throughout the quarter
- CMBS spreads continued to recover strongly through Q3 2020, including many hotel and retail names, driven by investors returning to the market
- As a result of the recovery in spreads, Q3 2020 saw a strong rebound in single asset single borrower issuance ($5.8 billion up from $900 million in Q2 2020), with pipelines remaining robust into Q4 2020

Portfolio Evolution[1]



100%
75%
50%
25%
0%
22% 18% 30% 29%
27% 17% 32% 25%
23% 20% 32% 25%
10% 31% 28% 31%
27% 28% 42% 3%
27% 32% 25% 16%
26% 34% 16% 23%
35% 30% 16% 19%
26% 39% 14% 21%
32% 35% 14% 19%
31% 38% 11% 20%
Q4 2015
Q4 2016
Q4 2017
Q4 2018
Q1 Q2 Q3 Q4 2019
Q1 Q2 Q3 2020
Whole Loan
Mezzanine
Equity
CMBS

Source: Company filings. Financial data as of quarter end for each respective period.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY

© Copyright 2020 Annaly Capital Management, Inc. All rights reserved.

15

Commercial Real Estate | Portfolio Summary

- Annaly Commercial Real Estate Portfolio: $2.5 billion(1) in assets at the end of Q3 2020, relatively flat from Q2 2020
  - Inclusive of loans contributed to the managed CRE CLO, assets under management at the end of Q3 2020 totaled $3.1 billion, virtually unchanged from Q2 2020
- Navigating the market environment through prudent new investment screening and capital preservation through asset sales and borrower payoffs
- Evaluating new opportunities with several investments under consideration as market has begun to thaw
- Continue to maintain regular dialogue with all borrowers, sponsors and partners with a hands-on asset management approach

Total Dedicated Capital: $0.8 billion

Asset Type(2)



ESG(4)
3%
Other(3)
6%
Credit
CMBS
31%
Equity
35%
Whole Loan(5)
20%
Mezzanine
5%

Sector Type(2)



Hotel
8%
Healthcare
10%
Industrial
1%
Retail
29%
Multifamily
14%
Other
10%
Office
28%

Geographic Concentration(2)(6)



Other
32%
CA
14%
TX
14%
NY
12%
VA
9%
NJ
7%
FL
6%
DC
6%

Note: Data as of September 30, 2020. Portfolio statistics and percentages are based on fair market value and reflect economic interest in securitizations. Percentages may not sum to 100% due to rounding.

Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY

© Copyright 2020 Annaly Capital Management, Inc. All rights reserved.

16

Middle Market Lending | Business Update

AMML activity was limited this quarter given our disciplined approach, but new issue execution is expected to increase as M&A activity picks up and the market continues to stabilize

Strategic Approach

- Execute on a disciplined credit focused investment strategy comprised predominantly of 1st and 2nd lien loans
- Maintain strong relationships with top quartile U.S. based private equity firms to generate repeat deal flow
- Experienced investment team with a history of allocating capital through multiple economic cycles
- Utilize a credit intensive investment process and long-established relationships to build a defensive portfolio with a stringent focus on non-discretionary, niche industries
- Deal types include leveraged buyouts, acquisition financing, refinancings and recapitalizations

AMML by the Numbers

Current Portfolio

32 Private Equity Sponsors	50 Portfolio Borrowers	$42mm Avg. Investment Size(1)
$89mm Avg. EBITDA at Underwriting	4.9% / 8.4% Weighted Avg. 1st/2nd Lien LIBOR Spread	0.7x Leverage on Portfolio(2)

Portfolio Evolution



Assets ($mm)
$2,500
$2,000
$1,500
$1,000
$500
-
$118
$166
$489
$773
$1,011
$1,887
$2,145
$2,062
2013
2014
2015
2016
2017
2018
2019
Q3 2020(3)
1st Lien
2nd Lien
Bonds/Sub Debt

Source: Company filings. Financial data as of year end for each respective period, unless otherwise noted. Current portfolio data as of September 30, 2020.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY®
© Copyright 2020 Annaly Capital Management, Inc. All rights reserved.

17

Middle Market Lending | Portfolio Summary

- Annaly Middle Market Lending Portfolio: $2.1 billion[1] in assets at the end of Q3 2020, down slightly compared to Q2 2020
- While AMML has remained disciplined throughout the pandemic, new issue execution is expected to increase at year end given attractive pipeline opportunities subsequent to quarter end
- The current portfolio consists of 87% new financings alongside average sponsor cash equity contributions of 37% at close, with the remaining portfolio comprised of 8% recapitalizations and 5% refinancings[2]
- AMML's concentrated, non-discretionary, and defensive industry specific approach has differentiated our performance in comparison to peers with broader AUM gathering investment strategies
- Internal risk ratings remain relatively steady amidst COVID-19 with 87% of the portfolio performing, 12% substandard and 1% doubtful[3]

Total Dedicated Capital: $1.2 billion

Lien Position[4]


2nd Lien
36%
1st Lien
64%

Industry[5]


20%
12%
7%
6%
5%
5%
5%
39%
Computer Programming & Data Processing
Chemicals & Chemical Preparations
Engineering, Architectural, & Surveying
Offices & Clinics of Doctors
Management & Public Relations Services
Public Warehousing & Storage
Metal Cans & Shipping Containers
Other

Loan Size[6]


$0mm - $20mm
12%
$20mm - $40mm
20%
$40mm - $60mm
16%
$60mm+
52%

Note: Data as of September 30, 2020. Percentages based on amortized cost and may not sum to 100% due to rounding.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY®

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18

Financial Highlights and Trends

Financial Highlights and Trends

Unaudited

	For the quarters ended				
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
GAAP net income (loss) per average common share[1]	$0.70	$0.58	($2.57)	$0.82	($0.54)
Core earnings (excluding PAA) per average common share*[1]	$0.32	$0.27	$0.21	$0.26	$0.21
Dividends declared per common share	$0.22	$0.22	$0.25	$0.25	$0.25
Book value per common share	$8.70	$8.39	$7.50	$9.66	$9.21
Annualized GAAP return (loss) on average equity	29.02%	25.84%	(102.17%)	31.20%	(19.32%)
Annualized core return on average equity (excluding PAA)*	13.79%	12.82%	9.27%	10.56%	8.85%
Net interest margin[2]	2.15%	1.89%	0.18%	1.49%	0.48%
Average yield on interest earning assets[3]	2.70%	2.77%	1.91%	3.53%	2.89%
Average GAAP cost of interest bearing liabilities[4]	0.60%	0.96%	1.86%	2.17%	2.58%
Net interest margin (excluding PAA)[2]*	2.05%	1.88%	1.18%	1.41%	1.10%
Average yield on interest earning assets (excluding PAA)[3]*	2.86%	3.01%	2.91%	3.25%	3.26%
Average economic cost of interest bearing liabilities[4]*	0.93%	1.29%	1.91%	2.01%	2.28%
Leverage, at period-end[5]	5.1x	5.5x	6.4x	7.1x	7.3x
Economic leverage, at period-end[6]	6.2x	6.4x	6.8x	7.2x	7.7x
Credit portfolio as a percentage of stockholders' equity[7]	20%	25%	25%	26%	23%

** Represents a non-GAAP financial measure; see Appendix.*
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY®
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20

Financial Highlights and Trends *(cont'd)*

Unaudited, dollars in thousands

	For the quarters ended				
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Agency mortgage-backed securities	$74,915,167	$76,761,800	$78,456,846	$112,893,367	$114,462,524
Credit risk transfer securities	411,538	362,901	222,871	531,322	474,765
Non-Agency mortgage-backed securities	717,602	619,840	585,954	1,135,868	1,015,921
Commercial mortgage-backed securities	54,678	61,202	91,925	273,023	140,851
Total securities	$76,098,985	$77,805,743	$79,357,596	$114,833,580	$116,094,061
Residential mortgage loans	$152,959	$1,168,521	$1,268,083	$1,647,787	$1,219,402
Commercial real estate debt and preferred equity	573,504	618,886	649,843	669,713	611,429
Corporate debt	2,061,878	2,185,264	2,150,263	2,144,850	2,115,783
Total loans, net	$2,788,341	$3,972,671	$4,068,189	$4,462,350	$3,946,614
Mortgage servicing rights	$207,985	$227,400	$280,558	$378,078	$386,051
Agency mortgage-backed securities transferred or pledged to securitization vehicles	$623,650	$1,832,708	$1,803,608	$1,122,588	$0
Residential mortgage loans transferred or pledged to securitization vehicles	3,588,679	2,832,502	3,027,188	2,598,374	2,376,731
Commercial real estate debt investments transferred or pledged to securitization vehicles	2,174,118	2,150,623	1,927,575	2,345,120	2,311,413
Commercial real estate debt and preferred equity transferred or pledged to securitization vehicles	882,955	874,618	913,291	936,378	-
Assets transferred or pledged to securitization vehicles	$7,269,402	$7,690,451	$7,671,662	$7,002,460	$4,688,144
Real estate, net	$790,597	$746,067	$751,738	$725,638	$725,508
Total residential and commercial investments	$87,155,310	$90,442,332	$92,129,743	$127,402,106	$125,840,378

ANNALY®

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21

Credit Reserves Driven by CECL Accounting Standard

Q3 2020 allowance decreased primarily due to improving economic assumptions

Credit Reserves on Funded Loan Portfolio

($mm)	6/30/20 Ending Allowance	Q3 2020 Allowance	9/30/20 Ending Allowance[1]	9/30/20 Loan Carrying Value
ACREG	$149.9	($4.9)	$145.0	$1,456.4
AMML	56.8	(17.1)	39.7	2,061.9
Total	**$206.7**	**($22.0)**	**$184.7**	**$3,518.3**
% of Loan Balance[2]	5.32%	(0.60%)	5.01%	

Third-Party Economic Forecast Summary[3]

	Forecast Period			
	Q4 2020	Q1 2021	Q2 2021	Q3 2021
Unemployment Rate				
Q3 2020 Forecast	8.0%	7.5%	7.1%	6.7%
Q2 2020 Forecast	9.4%	8.7%	7.8%	7.1%
Real GDP Growth (annualized)				
Q3 2020 Forecast	(3.9%)	(1.7%)	9.0%	4.3%
Q2 2020 Forecast	(5.1%)	(2.2%)	9.8%	5.5%
CRE Values (cumulative % change)				
Q3 2020 Forecast	(11.0%)	(8.1%)	(5.3%)	(3.4%)
Q2 2020 Forecast	(18.1%)	(15.4%)	(11.9%)	(9.0%)

Commentary

- CECL accounting standard:
  - Estimation of lifetime expected credit losses
  - Based upon an economic forecast that may result in increases or decreases in reserves due to changes in outlook
  - Results in reserves recognized earlier than under the prior accounting standards
- Total loans in scope of CECL (ACREG and AMML) represent 4% of total assets. All other credit assets are recorded at fair value
- Q3 2020 third-party economic forecasts reflect improving assumptions versus Q2 2020
- Total loan loss reserves (CECL and specific) declined by $22 million largely driven by a stronger third-party economic forecast compared to the prior quarter

Source: Company filings, Bloomberg, IHS Markit and Trepp. Financial data as of September 30, 2020, unless otherwise noted.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY®

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22

Appendix: Non-GAAP Reconciliations

Non-GAAP Reconciliations Core earnings (excluding PAA), a non-GAAP measure, is defined as the sum of (a) economic net interest income, (b) TBA dollar roll income and CMBX coupon income, (c) realized amortization of MSRs, (d) other income (loss) (excluding depreciation expense related to commercial real estate and amortization of intangibles, non-core income allocated to equity method investments and other non-core components of other income (loss)), (e) general and administrative expenses (excluding transaction expenses and non-recurring items) and (f) income taxes (excluding the income tax effect of non-core income (loss) items) and excludes (g) the premium amortization adjustment ("PAA") representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities. 24 © Copyright 2020 Annaly Capital Management, Inc. All rights reserved.

Non-GAAP Reconciliations *(cont'd)*

Unaudited, dollars in thousands except per share amounts

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company provides non-GAAP financial measures. These measures should not be considered a substitute for, or superior to, financial measures computed in accordance with GAAP. These non-GAAP measures provide additional detail to enhance investor understanding of the Company's period-over-period operating performance and business trends, as well as for assessing the Company's performance versus that of industry peers. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP results are provided below and on the next page.

	For the quarters ended				
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
GAAP to Core Reconciliation					
GAAP net income (loss)	$1,015,548	$856,234	($3,640,189)	$1,209,742	($747,169)
Net income (loss) attributable to non-controlling interests	(126)	32	66	68	(110)
Net income (loss) attributable to Annaly	1,015,674	856,202	(3,640,255)	1,209,674	(747,059)
Adjustments to excluded reported realized and unrealized (gains) losses:					
Realized (gains) losses on termination of interest rate swaps	427	1,521,732	397,561	4,615	682,602
Unrealized (gains) losses on interest rate swaps	(170,327)	(1,494,628)	2,827,723	(782,608)	326,309
Net (gains) losses on disposal of investments	(198,888)	(246,679)	(206,583)	(17,783)	(66,522)
Net (gains) losses on other derivatives	(169,316)	(170,916)	(206,426)	42,312	16,888
Net unrealized (gains) losses on instruments measured at fair value through earnings	(121,255)	(254,772)	730,160	5,636	1,091
Loan loss provision(1)	(21,818)	72,544	99,993	7,362	3,504
Other adjustments:					
Depreciation expense related to commercial real estate and amortization of intangibles(2)	11,363	8,714	7,934	9,823	9,974
Non-core (income) loss allocated to equity method investments(3)	(1,151)	4,218	19,398	(3,979)	4,541
Transaction expenses and non-recurring items(4)	2,801	1,075	7,245	3,634	2,622
Income tax effect on non-core income (loss) items	13,890	3,353	(23,862)	(418)	(2,762)
TBA dollar roll income and CMBX coupon income(5)	114,092	97,524	44,904	36,901	15,554
MSR amortization(6)	(27,048)	(25,529)	(18,296)	(22,120)	(21,963)
Plus:					
Premium amortization adjustment (PAA) cost (benefit)	33,879	51,742	290,722	(83,892)	117,152
Core Earnings (excluding PAA)*	482,323	424,580	330,218	409,157	341,931
Dividends on preferred stock(7)	35,509	35,509	35,509	35,509	36,151
Core Earnings (excluding PAA) attributable to common shareholders *	$446,814	$389,071	$294,709	$373,648	$305,780
GAAP net income (loss) per average common share(8)	$0.70	$0.58	($2.57)	$0.82	($0.54)
Core earnings (excluding PAA) per average common share(8)*	$0.32	$0.27	$0.21	$0.26	$0.21
Annualized GAAP return (loss) on average equity	29.02%	25.84%	(102.17%)	31.20%	(19.32%)
Annualized core return on average equity (excluding PAA)*	13.79%	12.82%	9.27%	10.56%	8.85%

** Represents a non-GAAP financial measure.*

Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY®
© Copyright 2020 Annaly Capital Management, Inc. All rights reserved.
25

Non-GAAP Reconciliations *(cont'd)*

Unaudited, dollars in thousands

	For the quarters ended				
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Premium Amortization Reconciliation					
Premium amortization expense	$248,718	$270,688	$616,937	$171,447	$376,306
Less:					
PAA cost (benefit)	33,879	51,742	290,722	(83,892)	117,152
Premium amortization expense (excluding PAA)	$214,839	$218,946	$326,215	$255,339	$259,154
Interest Income (excluding PAA) Reconciliation					
GAAP interest income	$562,443	$584,812	$555,026	$1,074,214	$919,299
PAA cost (benefit)	33,879	51,742	290,722	(83,892)	117,152
Interest income (excluding PAA)*	$596,322	$636,554	$845,748	$990,322	$1,036,451
Economic Interest Expense Reconciliation					
GAAP interest expense	$115,126	$186,032	$503,473	$620,058	$766,905
Add:					
Net interest component of interest rate swaps	62,529	64,561	13,980	(45,221)	(88,466)
Economic interest expense*	$177,655	$250,593	$517,453	$574,837	$678,439
Economic Net Interest Income (excluding PAA) Reconciliation					
Interest income (excluding PAA)	$596,322	$636,554	$845,748	$990,322	$1,036,451
Less:					
Economic interest expense*	177,655	250,593	517,453	574,837	678,439
Economic net interest income (excluding PAA)*	$418,667	$385,961	$328,295	$415,485	$358,012
Economic Metrics (excluding PAA)					
Average interest earning assets	$83,286,119	$84,471,839	$116,063,895	$121,801,951	$127,207,668
Interest income (excluding PAA)*	596,322	636,554	845,748	990,322	1,036,451
Average yield on interest earning assets (excluding PAA)*[(1)]	2.86%	3.01%	2.91%	3.25%	3.26%
Average interest bearing liabilities	$74,901,128	$76,712,894	$107,029,466	$111,873,379	$116,391,094
Economic interest expense*	177,655	250,593	517,453	574,837	678,439
Average economic cost of interest bearing liabilities[(2)]	0.93%	1.29%	1.91%	2.01%	2.28%
Interest income (excluding PAA)*	$596,322	$636,554	$845,748	$990,322	$1,036,451
TBA dollar roll income and CMBX coupon income[(3)]	114,092	97,524	44,904	36,901	15,554
Interest expense	(115,126)	(186,032)	(503,473)	(620,058)	(766,905)
Net interest component of interest rate swaps	(62,529)	(64,561)	(13,980)	45,221	88,466
Subtotal	$532,759	$483,485	$373,199	$452,386	$373,566
Average interest earning assets	$83,286,119	$84,471,839	$116,063,895	$121,801,951	$127,207,668
Average TBA contract and CMBX balances	20,429,935	18,628,343	9,965,142	6,878,502	9,248,502
Subtotal	$103,716,054	$103,100,182	$126,029,037	$128,680,453	$136,456,170
Net interest margin (excluding PAA)*	2.05%	1.88%	1.18%	1.41%	1.10%

* Represents a non-GAAP financial measure.

Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY®

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26

Glossary and Endnotes

Glossary

ACREG:	Refers to Annaly Commercial Real Estate Group
Agency Peers:	Represents companies comprising the Agency sector within the BBREMTG Index*(1)
AMML:	Refers to Annaly Middle Market Lending Group
ARC:	Refers to Annaly Residential Credit Group
BBREMTG:	Represents the Bloomberg Mortgage REIT Index*, including Annaly
CECL:	Refers to Current Expected Credit Losses
Commercial Peers:	Represents companies comprising the commercial sector within the BBREMTG Index*(2)
CRE CLO:	Refers to Commercial Real Estate Collateralized Loan Obligation
CRT:	Refers to Credit Risk Transfer Securities
ESG:	Refers to Environmental, Social and Governance
Ginnie Mae:	Refers to the Government National Mortgage Association
GSE:	Refers to Government Sponsored Enterprise
Hybrid Peers:	Represents companies comprising the hybrid sector within the BBREMTG Index*(3)
Legacy:	Refers to residential credit securities whose underlying collateral was securitized prior to 2009
Middle Market Lending Peers:	Represents companies comprising the S&P BDC Index*
mREITs or mREIT Peers:	Represents constituents of the BBREMTG Index*, excluding Annaly
NIM:	Refers to Net Interest Margin
Non-QM:	Refers to a Non-Qualified Mortgage
OBX Securities:	Refers to Onslow Bay Securities
TBA Securities:	To-Be-Announced securities
Unencumbered Assets:	Represents Annaly's excess liquidity and defined as assets that have not been pledged or securitized (generally including cash and cash equivalents, Agency MBS, CRT, Non-Agency MBS, residential mortgage loans, MSRs, reverse repurchase agreements, CRE debt and preferred equity, corporate debt, other unencumbered financial assets and capital stock)

** Represents constituents as of October 15, 2020.*

1. *Consists of AGNC, ANH, ARR, CMO, EARN, ORC and TWO .*
2. *Consists of ABR, ACRE, ARI, BRMK, BXMT, CLNC, GPMT, HCFT, KREF, LADR, LOAN, NREF, RC, SACH, STWD, TRTX and XAN.*
3. *Consists of AJX, CHMI, CIM, DX, EFC, IVR, MFA, MITT, NRZ, NYMT, PMT, RWT and WMC.*

ANNALY
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28

Endnotes

Page 3
1. Includes three residential whole loan securitizations totaling $1.1bn in 2018, five residential whole loan securitizations totaling $2.1bn in 2019 and four residential whole loan securitizations totaling $1.8bn in 2020.
2. Assets represent Annaly's investments that are on balance sheet, net of securitized debt of consolidated VIEs, as well as investments that are off-balance sheet in which the Company has economic exposure. Assets include TBA purchase contracts (market value) of $21.1bn and CMBX derivatives (market value) of $471.9mm and are shown net of securitized debt of consolidated VIEs of $6.0bn.
3. Share repurchases are under Annaly's current authorized share repurchase program that expires in December 2020. Amount excludes fees and commissions and includes $34.3mm of repurchases that settled subsequent to quarter end.

Page 4
1. Dividend yield is based on annualized Q3 2020 dividend of $0.22 and a closing price of $7.12 on September 30, 2020.
2. Total portfolio represents Annaly's investments that are on balance sheet, net of securitized debt of consolidated VIEs, as well as investments that are off-balance sheet in which Annaly has economic exposure. Assets include TBA purchase contracts (market value) of $21.1bn and CMBX derivatives (market value) of $471.9mm and are shown net of securitized debt of consolidated VIEs of $6.0bn.
3. Capital allocation for each of the four investment strategies is calculated as the difference between each investment strategies' assets and related financing. This calculation includes TBA purchase contracts and excludes non-portfolio related activity and will vary from total stockholders' equity.
4. Hedge portfolio excludes receiver swaptions.
5. Computed as the sum of recourse debt, cost basis of TBA and CMBX derivatives outstanding and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing (excluding certain non-recourse credit facilities). Securitized debt, certain credit facilities (included within other secured financing) and mortgages payable are non-recourse to the Company and are excluded from this measure.
6. Hedge ratio measures total notional balances of interest rate swaps, interest rate swaptions (excluding receiver swaptions) and futures relative to repurchase agreements, other secured financing and cost basis of TBA derivatives outstanding; excludes MSR and the effects of term financing, both of which serve to reduce interest rate risk. Additionally, the hedge ratio does not take into consideration differences in duration between assets and liabilities.
7. Average economic cost of funds includes GAAP interest expense and the net interest component of interest rate swaps.

Page 7
1. Based on October 15, 2020 data from the U.S. Bureau of Economic Analysis retrieved via Haver Analytics.
2. Based on October 15, 2020 data from the U.S. Bureau of Labor Statistics retrieved via Haver Analytics.
3. Based on October 15, 2020 Bloomberg median private sector economist forecasts.
4. Based on October 15, 2020 data from the U.S. Bureau of Economic Analysis retrieved via Haver Analytics.

Page 9
1. Assets represent Annaly's investments that are on balance sheet, net of securitized debt of consolidated VIEs, as well as investments that are off-balance sheet in which the Company has economic exposure. Agency assets include TBA purchase contracts (market value) of $21.1bn and are shown net of securitized debt of consolidated VIEs of $0.6bn. Residential Credit assets are shown net of securitized debt of consolidated VIEs of $3.0bn. Commercial Real Estate assets include CMBX derivatives (market value) of $471.9mm and are shown net of securitized debt of consolidated VIEs of $2.5bn.
2. Represents the capital allocation for each of the four investment strategies and is calculated as the difference between each investment strategies' assets and related financing. This calculation includes TBA purchase contracts and excludes non-portfolio related activity and will vary from total stockholders' equity.
3. Sector rank compares Annaly dedicated capital in each of Agency, Commercial Real Estate, Residential Credit and Middle Market Lending as of September 30, 2020 (adjusted for P/B as of October 15, 2020) to the market capitalization of the companies that comprise Agency Peers, Commercial Peers, Hybrid Peers and Middle Market Lending Peers, respectively, as of October 15, 2020.

Page 10
1. Represents Agency's hedging profile and does not reflect Annaly's full hedging activity.
2. Represents Agency's funding profile and does not reflect Annaly's full funding activity.

Page 11
1. Includes TBA purchase contracts and MSRs.
2. Includes TBA purchase contracts and fixed-rate pass-through certificates
3. Includes fixed-rate pass-through certificates only. "High Quality Spec" protection is defined as pools backed by original loan balances of up to $125k, highest LTV pools (CR>125% LTV), geographic concentrations (NY/PR). "Med Quality Spec" includes $200k loan balance, $175k loan balance, $150k loan balance, high LTV (CQ 105-125% LTV), and 40-year pools. "40+ WALA" is defined as weighted average loan age greater than 40 months and treated as seasoned collateral.

Page 12
1. Represents the capital allocation for each of the three credit businesses and is calculated as the difference between each investment strategy's assets and related financing. This calculation includes TBA purchase contracts and excludes non-portfolio related activity and will vary from total stockholders' equity.
2. Monthly Delinquency Cure Rate represents the percent of loans that were deemed delinquent as of last month and are now deemed current because they reperformed in the current reporting cycle.
3. Represents all OBX securitizations, except for OBX 2020-EXP3, which closed in September 2020. Not representative of entire residential credit portfolio.
4. Represents public market issuers excluding Annaly.
5. Represents LTV and debt yield at time of initial funding. 2020 YTD originations through Q1.
6. LTM EBITDA represents average of most recent financials available as of September 30, 2020.
7. LTM Fixed Charge Coverage Ratio represents weighted average of most recent financials available as of September 30, 2020.
8. Equity contribution represents equity as a percentage of the capital structure at time of entry of the investment. Average is weighted by AMML outstanding principal as of September 30, 2020.

Page 13
1. Based on October 26, 2020 data from Wall Street Research.
2. Shown exclusive of securitized residential mortgage loans of consolidated VIEs and loans held by a master servicer in an MSR silo that is consolidated by the Company.

Page 14
1. Shown exclusive of securitized residential mortgage loans of consolidated VIEs and loans held by a master servicer in an MSR silo that is consolidated by the Company.
2. Prime classification includes $77.9mm of Prime IO.

Page 15
1. Percentages are based on economic interest and exclude the effects of consolidated VIEs. The Company's limited and general partnership interests in a commercial loan investment fund are included within mezzanine investments.

Page 16
1. Includes $65.2mm of general reserves under CECL at September 30, 2020.
2. Pie charts exclude CMBX derivatives.
3. Reflects limited and general partnership interests in a commercial loan investment fund that is accounted for under the equity method for GAAP.
4. Reflects joint venture interests in a social impact loan investment fund that is accounted for under the equity method for GAAP.
5. Includes mezzanine loans for which Annaly Commercial Real Estate is also the corresponding first mortgage lender.
6. Other includes 44 states, none of which represents more than 5% of total portfolio economic interest. The Company looked through to the collateral characteristics of securitizations and equity method investments.

Page 17
1. Average Investment Size based on AMML principal balance outstanding as of September 30, 2020.
2. Represents leverage rather than economic leverage and includes non-recourse debt.
3. Does not include minority equity, which represented 0.2% of the portfolio as of September 30, 2020. Includes $39.7mm of general reserves under CECL at September 30, 2020.

ANNALY®
© Copyright 2020 Annaly Capital Management, Inc. All rights reserved.
29

Endnotes *(cont'd)*

Page 18

1. Includes $39.7mm of general reserves under CECL at September 30, 2020.
2. New financing is inclusive of change of control transactions, or add-ons with an existing borrower. A refinancing transaction represents amended terms under an existing or new credit agreement with a borrower, whereby our initial involvement is part of a facility exchanging the newly issued debt from that facility for a like amount of debt being refunded. Recapitalizations involve no new change in ownership or new cash equity, constituting a change of control as defined in a credit agreement, with proceeds from any debt facility in which we originate involving use of debt proceeds that return money to ownership of the borrower. Equity contribution represents equity as a percentage of the capital structure at time of entry of the investment. Average is weighted by AMML outstanding principal as of September 30, 2020.
3. Internal risk ratings are based on AMML's Credit Rating Policy, which assigns ratings of 1-9 based on leverage and fixed charge coverage ratios. Performing indicates a rating of 1-6. Substandard indicates a rating of 7. Doubtful indicates a rating of 8.
4. Does not include minority equity, which represented 0.2% of the portfolio as of September 30, 2020.
5. Based on Standard Industrial Classification industry categories. Other represents industries with less than 5% exposure in the current portfolio.
6. Breakdown based on aggregate dollar amount of individual investments made within the respective loan size categories. Multiple investment positions with a single obligor shown as one individual investment.

Page 20

1. Net of dividends on preferred stock. The quarter ended September 30, 2019 excludes cumulative and undeclared dividends of $0.3mm on the Company's Series I Preferred Stock as of June 30, 2019.
2. Net interest margin represents interest income less interest expense divided by average interest earning assets. Net interest margin (excluding PAA) represents the sum of the Company's interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract and CMBX balances.
3. Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA).
4. Average GAAP cost of interest bearing liabilities represents annualized interest income divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps.
5. Debt consists of repurchase agreements, other secured financing, securitized debt and mortgages payable. Certain credit facilities (included within other secured financing), securitized debt and mortgages payable are non-recourse to the Company.
6. Computed as the sum of recourse debt, cost basis of TBA and CMBX derivatives outstanding and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing (excluding certain non-recourse credit facilities). Securitized debt, certain credit facilities (included within other secured financing) and mortgages payable are non-recourse to the Company and are excluded from this measure.
7. Represents CRT securities, non-Agency mortgage-backed securities, residential mortgage loans, commercial real estate debt investments and preferred equity investments, loans held for sale, investments in commercial real estate and corporate debt, net of financing.

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1. Represents cumulative reserves at September 30, 2020 before adjusting for $16.7mm of charge-offs recognized during the quarter. Net of charge-offs, the cumulative reserves as a % of the September 30, 2020 loan amortized cost balance was 4.56%.
2. Percentage of loan balance utilizes the loan portfolio's amortized cost before reserves as of the applicable date.

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3. Data from economic forecasts are taken directly from third-party data sources. Unemployment rate and Real GDP growth (annualized) are each sourced from Bloomberg data as of September 30, 2020. CRE values (cumulative % change) are sourced from IHS Markit and Trepp LLC ("Trepp") as of September 30, 2020. Market data and/or forecasts obtained from Trepp included in this report are based on public information, and have not been expertized by Trepp. Neither Trepp nor any of its information providers represents or warrants the accuracy or adequacy of, nor shall any of them be liable for, such mark data and/or forecasts.

Non-GAAP Reconciliations

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1. Includes $0.2 million, $3.8 million and $0.7 million loss provision on the Company's unfunded loan commitments as of September 30, 2020, June 30, 2020 and March 31, 2020, respectively, which is reported in Other income (loss) in the Company's Consolidated Statement of Comprehensive Income (Loss).
2. Amount includes depreciation and amortization expense related to equity method investments.
3. The Company excludes non-core (income) loss allocated to equity method investments, which represents the unrealized (gains) losses allocated to equity interests in a portfolio of MSR, which is a component of Other income (loss).
4. The quarter ended September 30, 2020 includes costs incurred in connection with securitizations of residential whole loans. The quarter ended June 30, 2020 includes costs incurred in connection with the Internalization and costs incurred in connection with the CEO transition. The quarter ended March 31, 2020 includes costs incurred in connection with securitizations of Agency mortgage-backed securities and residential whole loans as well as costs incurred in connection with the Internalization and costs incurred in connection with the CEO transition. The quarter ended December 31, 2019 includes costs incurred in connection with securitizations of Agency mortgage-backed securities and residential whole loans. The quarter ended September 30, 2019 includes costs incurred in connection with a securitization of residential whole loans.
5. TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on other derivatives. CMBX coupon income totaled $1.5 million, $1.6 million, $1.2 million, $1.3 million and $1.5 million for the quarters ended September 30, 2020, June 30, 2020, March 31, 2020, December 31, 2019 and September 30, 2019, respectively.
6. MSR amortization represents the portion of changes in fair value that is attributable to the realization of estimated cash flows on the Company's MSR portfolio and is reported as a component of Net unrealized gains (losses) on instruments measured at fair value.
7. The quarter ended September 30, 2019 excludes cumulative and undeclared dividends of $0.3 million on the Company's Series I Preferred Stock as of June 30, 2019.
8. Net of dividends on preferred stock.

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1. Average yield on interest earning assets (excluding PAA) represents annualized interest income (excluding PAA) divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period.
2. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps.
3. TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on other derivatives. CMBX coupon income totaled $1.5 million, $1.6 million, $1.2 million, $1.3 million and $1.5 million for the quarters ended September 30, 2020, June 30, 2020, March 31, 2020, December 31, 2019 and September 30, 2019, respectively.

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